                                                                    Exhibit 99.1

FOR MORE INFORMATION
         Contact:  James F. Oliviero
         KSW, Inc. (718) 340-1409
         JOLIVIERO@KSWW.COM

                              FOR IMMEDIATE RELEASE

                       KSW, INC.'S SECOND QUARTER PROFITS
                                AND REVENUE SOAR

Long Island City, New York - August 2, 2006, KSW, Inc (AMEX: KSW) today reported financial results for the second quarter of 2006.

Total  revenue for the second  quarter  increased  by 74.3% to  $20,132,000,  as compared to $11,552,000 for the second quarter of 2005. The Company reported net income of $618,000, or $.11 per share (basic and diluted) for the second quarter of 2006,  as compared to a net income of $298,000,  or $.05 per share (basic and diluted),  for the second quarter of 2005.  The Company's  backlog at the end of the second quarter was approximately $84,000,000.

Included in the results for the second quarter of 2006,  are stock  compensation expenses of $62,000  related to the exercising of stock options and the adoption of the new accounting  standard,  FAS-123 (R). KSW's financial results for prior periods have not been  restated for FAS-123 (R).  Excluding  the effect of these stock  compensation  expenses,  the Company earned  $680,000,  or $.12 per share
(basic and diluted), for the second quarter of 2006.

Total  revenues for the first half of 2006  increased by 67.5% to $35,893,000 as compared to  $21,428,000  for the first half of 2005.  The Company  reported net income of $964,000,  or $.17 per share (basic and diluted) for the first half of
2006,  as  compared  to net  income of  $453,000  or $.08 per share  (basic  and diluted) for the same period in 2005.

Included  in the  results  for the  first  half of 2006 are  stock  compensation expenses of $261,000 related to the exercising of stock options and the adoption of FAS-123 (R). Excluding the effect of these stock options,  the Company earned
$1,225,000  for the first half of 2006,  or $.22 per share  (basic) and $.21 per share (diluted).

Chairman of the Board, Floyd Warkol,  commented that: "Our value engineering and trade management  services  continue to attract the interest of the construction industry.  The New York City construction market remains robust and we are still actively seeking new projects to add to our backlog".

Safe Harbor Statement

Certain statements contained in this press release are not historical facts, and constitute "forward-looking  statements" (as such term is defined in the Private
Securities  Litigation  Reform Act of 1995).  These forward  looking  statements generally  can  be  identified  as  statements  that  include  phrases  such  as
"believe",  "expect",  "anticipate",   "intend",  "plan",  "foresee",  "likely",
"should",  "will"  or other  similar  words  or  phrases.  Such  forward-looking statements  concerning  management's  expectations  and  other  similar  matters involve known and unknown risks,  uncertainties and other important factors that could cause the actual  results to differ  materially  from any future  results, performance  or  achievements  discussed  or  implied  by  such  forward-looking statements.  Such risks,  uncertainties,  and other important factors that could cause  actual  results to differ  materially  from  expectation  of the  Company include,  among others,  the outcome of the year-end audit and further  internal review of the Company's  historical financial  statements.  All written and oral forward-looking  statements of or  attributable to the Company or persons acting on behalf of the Company are qualified in their  entirety by such  factors.  The
Company  disclaims  any  obligation  or  undertaking  to provide  any updates or revisions  to  any  forward-looking  statement  to  reflect  any  change  in the
Company's  expectations or any change in events,  conditions or circumstances on which the forward-looking statement is based.

About KSW

KSW, Inc., through its wholly-owned  subsidiary,  KSW Mechanical Services, Inc., furnishes and installs heating,  ventilating and air conditioning (HVAC) systems and process piping systems for institutional,  industrial, commercial, high-rise residential and public works projects.  KSW Mechanical Services,  Inc. also acts as  Trade  Manager  on  larger  construction  projects,  such  as the  New  York
Presbyterian Hospital Cardiovascular Center.

Contact:
KSW, Inc.
James F. Oliviero
718-340-1409
joliviero@ksww.com